Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting under existing U.S. generally accepted accounting principles, or GAAP, and give effect to the merger of a wholly owned subsidiary of Threshold Pharmaceuticals, Inc. (“Threshold”) with and into Molecular Template, Inc. (“Molecular”). For accounting purposes, Molecular is determined to be the accounting acquirer based upon: (i) Molecular security holders are expected to own approximately 65% of the voting interests of the combined company immediately following the closing of the merger; (ii) directors appointed by Molecular will hold an equal number of board seats in the combined company as Threshold, two each, with the three remaining board seats to be independents not previously associated with either Molecular or Threshold; and (iii) Molecular management will hold all key management positions of the combined company.

The unaudited pro forma condensed combined balance sheet as of June 30, 2017 assumes that the merger took place on June 30, 2017 and combines the historical balance sheets of Threshold and Molecular as of June 30, 2017. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 and the six months ended June 30, 2017 assumes that the merger took place as of January 1, 2016, and combines the historical results of Threshold and Molecular for the year ended December 31, 2016 and the six months ended June 30, 2017, respectively. The historical financial statements of Threshold and Molecular have been adjusted to give pro forma effect to events that are (i) directly attributable to the merger, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results.

Because Molecular will be treated as the accounting acquirer, Molecular’s assets and liabilities will be recorded at their precombination carrying amounts, and the historical operations that are reflected in the financial statements will be those of Molecular. Threshold’s assets and liabilities will be measured and recognized at their fair values as of the transaction date, and consolidated with the assets, liabilities and results of operations of Molecular after the consummation of the merger.

The unaudited pro forma condensed combined financial statements are based on the assumptions and adjustments that are described in the accompanying notes. The application of the acquisition method of accounting is dependent upon certain valuations and other studies that have yet to be completed. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements. Differences between these preliminary estimates and the final acquisition accounting expected to be completed after the closing of the merger will occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of the amount of cash used by Threshold’s operations between the signing of the Merger Agreement and the closing of the merger; the timing of closing of the merger; Threshold’s stock price at the closing of the merger; the results of certain valuations and other studies that have yet to be completed; and other changes in Threshold’s assets and liabilities that occur prior to the completion of the merger.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Threshold and Molecular been a combined company during the specified period.

The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the separate Threshold and Molecular historical financial statements and their respective management’s discussion and analysis of financial condition and results of operations. Threshold’s audited historical consolidated financial statements as of and for the year ended December 31, 2016 are included in its Annual Report on Form 10-K as filed with the SEC on March 27, 2017, and the historical unaudited consolidated financial statements as of and for the six months ended June 30, 2017 are included in its Quarterly Report on Form 10-Q as filed with the SEC on July 31, 2017. Molecular’s audited historical financial statements as of and for the year ended December 31, 2016 are included in the Form S-4 as filed with the SEC on June 27, 2017. Molecular’s historical unaudited financial statements for the six months ended June 30, 2017 are included elsewhere in this document.

On August 1, 2017, Molecular entered into the Financing Securities Purchase Agreement with Longitude Venture Partners III, L.P. and certain other accredited investors, pursuant to which units (the “Units”) having an aggregate purchase price of $40.0 million were sold, each such Unit consisting of (i) one (1) share of Molecular common stock and (ii) a Warrant to purchase 0.50 shares of common stock (“Concurrent Financing”). The concurrent financing was pursuant to Equity Commitment Letter agreements entered into by and between Molecular and each investor in the concurrent financing in March and June of 2017.

Furthermore, on August 1, 2017, in connection with the Takeda License Agreement, entered into on June 23, 2017, Molecular entered into the Takeda Securities Purchase Agreement with Takeda, pursuant to which Takeda agreed to purchase shares of Molecular common stock with an aggregate purchase price of $20.0 million (“Takeda Financing”).

The unaudited pro forma condensed combined balance sheet as of June 30, 2017 also assumes that the Concurrent Financing and Takeda Financing took place on June 30, 2017. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 and the six months ended June 30, 2017 assumes that the Concurrent Financing and Takeda Financing took place as of January 1, 2016.

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2017

(in thousands)

	Threshold Pharmaceuticals Inc.	Molecular Templates Inc.	Pro Forma Merger Adjustment		Pro Forma Combined	Pro Forma Financing Adjustments		Pro Forma Combined Including Financings
Assets:
Current assets:
Cash and cash equivalents	$16,468	$4,609	$(208)	G	$20,869	$57,885	P	$78,754
Marketable securities	300	—	—		300			300
Accounts receivable	—	1,500	—		1,500			1,500
Notes receivable	4,000	—	(4,000)	I	—			—
Prepaid expenses and other current assets	93	153	—		246			246

Total current assets	20,861	6,262	(4,208)		22,915	$57,885		80,800
Property and equipment, net	—	417	—		417			417
Intangible assets	—	1,181	25,886	H	27,067			27,067

Total assets	$20,861	$7,860	$21,678		$50,399	$57,885		$108,284

Liabilities, Mezzanine Equity and Stockholders’ Deficit:
Accounts payable	$319	$1,241	$—		$1,560	$—		$1,560
Accrued expenses	2,161	2,683	4,737	C	9,138			9,138
			(443)	A
Deferred revenue	—	4,233	—		4,233			4,233
Current portion of capital lease obligations	—	50	—		50			50
Current portion of long-term debt	—	2,337	—		2,337			2,337
Promissory note payable	—	4,000	(4,000)	I	—			—
Related-party debt	—	10,000	(10,000)	A	—			—

Total current liabilities	2,480	24,544	(9,706)		17,318			17,318
Capital lease obligations, net of current portion	—	73	—		73			73
Warrant liabilities	1,494	46	(747)	G	707			707
			(46)	E
			(40)	H
Deferred rent	—	40			40			40
Long-term debt, net of current portion	—	2,297	—		2,297			2,297

Total liabilities	3,974	27,000	(10,539)		20,435			20,435

Mezzanine equity:
Series A Preferred stock	—	3,991	(3,991)	D	—			—
Series B Preferred stock	—	5,632	(5,632)	D	—			—
Series C Preferred stock	—	17,069	(17,069)	D	—			—

Total mezzanine equity	—	26,692	(26,692)		—			—

Stockholders’ equity (deficit) :
Common stock	72	—	16	A, D	209	9	P	218
			121	H
Additional paid-in capital	374,278	619	12,224	A	82,756	57,876	P	140,632
			26,678	D
			3,738	B
			46	E
			4,321	F
			(339,148)	H
Accumulated other comprehensive income (loss)	—	—	(2)	H	(2)			(2)
Accumulated deficit	(357,463)	(46,451)	(4,736)	C	(52,999)			(52,999)
			(3,738)	B
			540	G
			(1,784)	A
			(4,321)	F
			364,954	H

Total stockholders’ equity (deficit)	16,887	(45,832)	58,909		29,964	57,885		87,849

Total liabilities, mezzanine equity and stockholders’ equity (deficit)	$20,861	$7,860	$21,678		$50,399	$57,885		$108,284

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2017

(in thousands, except share and per share data)

	Threshold Pharmaceuticals Inc.	Molecular Templates Inc.	Pro Forma Merger Adjustment		Pro Forma Combined	Pro Forma Financing Adjustment		Pro Forma Combined Including Financings
Revenues:	$3,000	$1,927	$—		$4,927			$4,927
Operating expenses:
General and administrative	4,540	4,535	272	M	6,047			6,047
			(3,300)	N
Research and development	$2,705	$2,008	—		4,713			4,713

Total operating expenses	7,245	6,543	(3,028)		10,760			10,760

Loss from operations	(4,245)	(4,616)	3,028		(5,833)			(5,833)
Other income (expense), net	249	—	—		249			249
Interest income (expense), net	67	(645)	242	J	(336)			(336)
Change in fair value of warrant liabilities	—	3	(3)	L	—			—

Total other income (expense)	316	(642)	239		(87)			(87)

Net loss	(3,929)	(5,258)	3,267		(5,920)			(5,920)
Deemed dividends on preferred stock	—	(820)	820	K	—			—

Net loss attributable to common shareholders	$(3,929)	$(6,078)	$4,087		$(5,920)			$(5,920)

						5,793,063	Q
Weighted average shares outstanding	71,584,000		(52,628,674)	O	18,955,326	2,922,993	R	27,671,382

Basic loss per share	$(0.05)				$(0.31)			$(0.21)

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2016

(in thousands, except share and per share data)

	Threshold Pharmaceuticals Inc.	Molecular Templates Inc.	Pro Forma Merger Adjustment		Pro Forma Combined		Pro Forma Financing Adjustment		Pro Forma Combined Including Financings
Revenues:	$—	$1,880	$—		$1,880				$1,880
Operating expenses:
General and administrative	7,808	4,477	976	M	13,261				13,261
Research and development	$16,554	$8,017	—		24,571				24,571
Loss on disposal of equipment	—	5	—		5				5

Total operating expenses	24,362	12,499	976		37,837				37,837

Loss from operations	(24,362)	(10,619)	(976)		(35,957)				(35,957)
Other income, net	—	19	—		19				19
Interest expense, net	147	(431)	200	J	(84)				(84)
Change in fair value of warrant liabilities	121	3	(3)	L	121				121

Total other income (expense)	268	(409)	197		56				56
Net loss	(24,094)	(11,028)	(779)		(35,901)				(35,901)

Deemed dividends on preferred stock	—	(1,573)	1,573	K	—				—
Net loss attributable to common shareholders	$(24,094)	$(12,601)	$794		$(35,901)	3			$(35,901)

							5,793,063	Q
Weighted average shares outstanding	71,524,000		(52,616,017)	O	18,907,983		2,922,993	R	27,624,039

Basic loss per share	$(0.34)				$(1.89)				$(1.30)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of Transaction and Basis of Presentation

Description of Transaction

On March 16, 2017, Threshold and Molecular entered into an Agreement and Plan of Merger and Reorganization, (the “Merger Agreements”) pursuant to which Trojan Merger Sub Inc., a wholly owned subsidiary of Threshold, would merge with and into Molecular, with Molecular surviving as a wholly owned subsidiary of Threshold (the “Merger.”) Following the completion of the Merger, Threshold was renamed Molecular Templates, Inc. Under the terms of the merger, Threshold acquired all outstanding shares of common stock of Molecular in exchange for approximately 141 million newly issued shares of Threshold’s common stock subject to adjustments in accordance with the Merger Agreement. Immediately following the closing of the merger, the stockholders of Threshold owned approximately 34.4% of the voting interests of the combined company and the former Molecular stockholders owned approximately 65.6% of the voting interests of the combined company, subject to adjustments in accordance with the merger agreement.

On August 1, 2017, prior to the closing of the merger, Threshold completed a 1-for-11 reverse stock split. All share and per share amounts have been retrospectively adjusted for disclosure in the unaudited pro forma condensed combined financial statements.

Basis of Presentation

The unaudited pro forma combined financial statements were prepared in accordance with the rules and regulations of the Securities and Exchange Commission, or the SEC, and are intended to show how the merger might have affected the historical financial statements if the merger had been completed on January 1, 2016 for the purposes of the statement of operations, and as of June 30, 2017 for purposes of the balance sheet. Based on the terms of the merger, Molecular is deemed to be the acquiring company for accounting purposes and the transaction will be accounted for as a reverse acquisition under the acquisition method of accounting for business combinations in accordance with accounting principles generally accepted in the United States. Accordingly, the assets and liabilities of Threshold will be recorded as of the merger closing date at their estimated fair values.

Molecular has not yet completed a valuation analysis of the fair value of Threshold’s assets to be acquired and liabilities to be assumed. The pro forma adjustments are preliminary and based on management’s estimates of the fair value of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition. These estimates are based on the most recently available information. To the extent there are significant changes to the combined company’s business following completion of the merger, the assumptions and estimates set forth in the unaudited pro forma combined financial statements could change significantly. Accordingly, the pro forma adjustments are subject to further adjustments as additional information becomes available and as additional analyses are conducted following completion of the merger. There can be no assurances that these additional analyses will not result in material changes to the estimates of fair value. The final pro forma adjustments may include (1) changes in fair values of property and equipment, (2) changes in the fair values of intangible assets, in-process research and development (IPR&D) and goodwill based on the results of valuations and other studies that have yet to be completed and (3) other changes to assets and liabilities.

Molecular and Threshold did not record an income tax provision during the year ended December 31, 2016 and the six months ended June 30, 2017, because each company incurred net losses during those periods. Accordingly, no tax effects have been provided for the pro forma adjustments described in Note 3, “Pro Forma Adjustments.”

Treatment of Stock Options in the Merger

All Molecular stock options granted under the Molecular stock option plan (whether or not then exercisable) outstanding prior to the effective time of the merger will be exchanged for options to purchase Threshold common stock. After the effective time, all outstanding and unexercised Molecular stock options assumed by Threshold may be exercised solely for shares of Threshold common stock. The number of shares of Threshold common stock subject to each Molecular stock option assumed by Threshold shall be determined by multiplying (a) the number of shares of Molecular common stock that were subject to such Molecular stock option, as in effect immediately prior to the effective time of the merger by (b) the exchange ratio and rounding the resulting number down to the nearest whole number of shares of Threshold common stock. The per share exercise price for the Threshold common stock issuable upon exercise of each Molecular stock option assumed by Threshold shall be determined by dividing (a) the per share exercise price of Molecular common stock subject to such Molecular stock option, as in effect immediately prior to the effective time of the merger, by (b) the exchange ratio and rounding the resulting exercise price up to the nearest whole cent. The exchange of the Molecular stock options for Threshold stock options will be treated as a modification of the awards.

Threshold equity awards issued and outstanding at the time of the Merger will remain issued and outstanding. However, for accounting purposes, Threshold equity awards will be assumed to have been exchanged for equity awards of Molecular, the accounting acquirer. As of June 30, 2017, and adjusted for the 1-for-11 reverse stock split of its common stock, Threshold had outstanding stock options to purchase 975,660 shares of common stock, of which stock options to purchase 785,475 shares were vested and exercisable at a weighted average exercise price of $37.18 per share.

2. Preliminary Purchase Price

Pursuant to the merger agreement, at the closing of the merger, Threshold will issue to Molecular stockholders a number of shares of Threshold common stock representing approximately 65.6%, subject to adjustments in accordance with the merger agreement, of the outstanding shares of common stock of the combined company. The estimated preliminary purchase price, which represents the consideration transferred to Threshold stockholders in the reverse merger is calculated based on the number of shares of common stock of the combined company that Threshold stockholders will own as of the closing of the merger.

The accompanying unaudited pro forma condensed combined financial statements reflect an estimated purchase price of approximately $38.8 million, which consists of the following:

	(in thousands, except share and per share amounts)
Estimated number of shares of the combined company to be owned by Threshold stockholders	6,527,446	(1)
Multiplied by the assumed price per share of Threshold common stock	$5.94	(2)

Estimated purchase price	$38,773

1.	Represents the number of shares of common stock of the combined company that Threshold stockholders would own as of the closing of the merger pursuant to the merger agreement. This amount is calculated, for purposes of these unaudited pro forma condensed combined financial statements, as 6,508,356 shares of Threshold common stock outstanding as of June 30, 2017, plus 19,090 shares of Threshold in-the-money options and warrants to purchase 19,090 shares of common stock, both adjusted for the 1-for-11 reverse stock split.
2.	For pro forma purposes, the fair value of Threshold common stock used in determining the purchase price was $5.94, which was derived from the $0.54 per share closing price of Threshold on August 1, 2017, the current price at the time of closing, adjusted for the 1-for-11 reverse stock split.

The number of shares of common stock Threshold will issue to Molecular stockholders, for purposes of these unaudited pro forma condensed combined financial statements, is calculated pursuant to the terms of the merger agreement based on Threshold’s common stock outstanding as of June 30, 2017, as follows:

Shares of Threshold common stock outstanding as of June 30, 2017	6,508,356
Shares of Threshold common stock subject to in-the-money options and warrants	19,090
Adjusted outstanding shares of Threshold common stock	6,527,446
Divided by the assumed percentage of Threshold ownership of combined company	34.4%
Estimated adjusted total shares of common stock of combined company	18,975,133
Multiplied by the assumed percentage of Molecular ownership of combined company	65.6%
Estimated shares of Threshold common stock issued to Molecular upon closing of merger	12,447,687

Under the acquisition method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of Threshold based on their estimated fair values as of the merger closing date. The excess of the purchase price over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the total preliminary estimated purchase price to the acquired assets and liabilities assumed of Threshold based on the estimated fair values as of June 30, 2017 is as follows (in thousands):

Cash, cash equivalents and marketable securities	$16,768
Prepaid expenses and other currents assets	93
IPR&D	25,886
Accounts payable, collaboration payable, accrued expenses	(2,480)
Warrant liability	(1,494)

Net assets acquired	$38,773

Molecular anticipates that the ultimate purchase price allocation and fair values of current assets and liabilities, intangible assets and long-term liabilities will differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the acquired assets and assumed liabilities will be recorded as adjustments to those assets and liabilities, and residual amounts will be allocated to goodwill if net assets acquired are determined to have an aggregate fair value less than the purchase price.

The application of the acquisition method of accounting is dependent upon certain valuations and other studies that have yet to be completed. The purchase price allocation will remain preliminary until Molecular management determines the fair values of assets acquired and liabilities assumed. The final determination of the purchase price and fair values of assumed assets and liabilities is anticipated to be completed as soon as practicable after completion of the merger and will be based on the fair values of the assets acquired and liabilities assumed as of the merger closing date. The final amounts of the fair values of assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements. The final values may include (1) changes in fair values of property and equipment, (2) changes in allocations to goodwill and IPR&D based on the results of certain valuations and other studies that have yet to be completed and (3) other changes to assets and liabilities.

3. Pro Forma Adjustments

The unaudited pro forma condensed combined financial statements include pro forma adjustments that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the results of operations of the combined company.

Based on Molecular management’s review of Threshold’s summary of significant accounting policies, the nature and amount of any adjustments to the historical financial statements of Threshold to conform to the accounting policies of Molecular are not expected to be significant.

The unaudited pro forma condensed combined financial statements reflect the effect of the Threshold 1-for-11 reverse stock split.

The following pro forma adjustments included in the accompanying pro forma condensed consolidated balance sheet assumes the merger was consummated as of June 30, 2017. These unaudited pro forma adjustments are based on preliminary estimates and may change significantly as additional information is obtained.

A.	To reflect the conversion of all outstanding principal ($10.0 million) and accrued but unpaid interest (approximately $0.4 million) of Molecular’s convertible promissory notes to Molecular series C-1 preferred stock at a conversion price of $3.36 per share. Under the original terms of the convertible promissory notes, the conversion price was $3.81. The merger does not qualify as a qualified equity financing, but the holders of the Molecular notes have agreed to convert such notes based upon an agreed-upon adjusted conversion price of $3.36 per share. The conversion was accounted for as an induced conversion and the excess of the fair value of the securities issued over the fair value of securities issuable pursuant to the original conversion terms of approximately $1.8 million was reflected through accumulated deficit. The pro forma adjustment reflecting the inducement is not reflected in the accompanying unaudited pro forma condensed consolidated statement of operations as the amount is not expected to have a continuing effect on the operating results of the combined company.

B.	To reflect stock compensation expense related to the accelerated vesting of stock option awards to employees of Threshold upon closing of the merger of approximately $2.3 million as well as stock compensation expense of approximately $1.4 million related to the modification of the term of the awards. As of the close of the merger, all outstanding options will be fully vested with no requisite future service. These expenses will be reflected in Threshold’s statements of operations. This pro forma adjustment is not reflected in the unaudited pro forma condensed combined statement of operations because these amounts are not expected to have a continuing effect on the operating results of the combined company.

C.	To reflect the accrued liabilities that will be directly attributable to the closing of the merger, including approximately $2.7 million in severance obligations for Threshold employees that will be reflected in the Threshold statements of operations prior to the closing of the merger, and estimated transaction costs to complete the merger of approximately $1.6 million for Threshold and approximately $0.4 million for Molecular. These pro forma adjustments are not reflected in the unaudited pro forma condensed combined statement of operations as these amounts are not expected to have a continuing effect on the operating results of the combined company.

D.	To reflect the conversion of Molecular’s series A preferred stock, series B preferred stock, and series C preferred stock (collectively, the Preferred Stock) and accrued preferred dividends into Molecular common stock, in accordance with the terms of Molecular’s Amended and Restated Certificate of Incorporation.

E.	To reflect the cashless exercise of outstanding Molecular warrants based on an exercise price of $3.0693, in accordance with the warrant agreement.

F.	To reflect the stock-based compensation expense related to a modification of the Molecular options as a result of the merger. The total compensation cost recognized at the date of the merger for vested options is approximately $4.3 million.

G.	To reflect the purchase of warrants to purchase 377,272 shares, after adjusting for the 1-for-11 reverse stock split, of Threshold’s common stock by Threshold from holders of such warrants who have provided request to put the warrants to Threshold as of this writing. Under the terms of the warrant agreement, upon the consummation of a merger, the warrant holder has a put right requiring Threshold to purchase the warrant by paying cash equal to the Black Scholes fair value of the warrant at the date of exercise, as defined in the warrant agreement. To date, half of the warrant holders have exercised their right with respect to the put.

H.	To reflect the application of purchase accounting under the acquisition method and elimination of Threshold’s historical stockholders’ equity balances, including additional paid-in capital and accumulated deficit, after considering the effects of the pro forma adjustments described in item B, C and G that attributable to Threshold. See Note 2, “Preliminary Purchase Price.”

I.	To reflect the elimination of the $4.0 million promissory note payable by Molecular to Threshold upon closing of the merger.

The following pro forma adjustments included in the accompanying pro forma condensed consolidated statements of operations for the six months ended June 30, 2017 and the year ended December 31, 2016 assumes the Merger was consummated as of January 1, 2016, and only reflects those transactions or events that are expected to have a continuing impact on the combined company’s results of operations.

J.	To reflect the reduction in interest expense resulting from the conversion of Molecular convertible promissory notes to Molecular Series C-1 preferred stock and then to Molecular common stock. See adjustment A above.

K.	To remove dividends on Preferred Stock resulting from the conversion of the Preferred Stock and preferred dividends to common stock. See adjustment D above.

L.	To reflect the cashless exercise of all outstanding Molecular warrants. See adjustment E above.

M.	To reflect increase to stock compensation expense related to the modification of Molecular unvested options. Under the assumption that the Merger was consummated as of January 1, 2016, the modification is expected to increase stock compensation in 2016 by approximately $0.3 million and during the six months ended June 30, 2017 by approximately $1.0 million, and have immaterial effects thereafter.

N.	To remove merger related transaction costs of $3.3 million incurred during the six months ended June 30, 2017. See adjustment C above.

O.	To reflect the impact of the 1-for-11 reverse stock split, the conversion of Molecular preferred shares and promissory notes into common stock, and issuance of shares for the merger, on the Threshold’s basic and diluted weighted average number of common shares outstanding for the period referenced in the statement.

The following pro forma adjustments reflects the effect of the anticipated $40 million form the concurrent financing and the $20.0 million equity financing by Takeda on the unaudited condensed balance sheet and earnings per share of the combined company.

P.	To reflect the anticipated $40 million concurrent financing net of estimated transaction costs of $2.1 million and anticipated $20.0 million equity financing by Takeda. In connection with the concurrent financing, Molecular anticipates issuing warrants to purchase approximately 88,000 shares of common stock of the combined company as investment banking fees related to the concurrent financing. Pursuant to guidance in ASC 480 “Distinguishing Liabilities from Equity” and ASC 815 “Derivatives and Hedging”, the warrant instruments will be classified as equity instruments based on a preliminary analysis of the anticipated terms of the warrants. The fair value of the warrants, determined based on a Black-Scholes-Merton option pricing model, represent a direct cost of the equity financing and, therefore, are recognized as a reduction of the related financing. Since the warrants are expected to be classified as equity instruments, the effect of the warrant issuance would be an allocation of additional paid in capital assigned in the equity raise to additional paid in capital assigned to the warrants with no effect on total additional paid in capital.

Q.	To reflect the common stock issued for the concurrent financing entered into on August 1, 2017 with Longitude Venture Partners III, L.P. and certain other accredited investors, pursuant to which an aggregate of 5,793,063 units (the “Units”) having an aggregate purchase price of $40.0 million, each such Unit consisting of (i) one (1) share of Molecular common stock and (ii) a Warrant to purchase 0.50 shares of common stock. The concurrent financing was pursuant to Equity Commitment Letter agreements entered into by and between Molecular and investors in March and June of 2017. The purchase price per Unit was $6.9048. The Warrants will be exercisable for a period of seven years from the date of their issuance at a per-share exercise price of $6.8423, subject to certain adjustments as specified in the Warrants.

R.	To reflect the common stock issued for the Takeda financing entered into on August 1, 2017 in connection with the execution Takeda License Agreement, on June 23, 2017, pursuant to which 2,922,993 shares of Molecular common stock was sold to Takeda at a price per share of $6.8423 having an aggregate purchase price of $20.0 million.